Exhibit 10.1

Execution Version

OMNIBUS AMENDMENT NO. 1

March 11, 2013

Reference is made to that certain Amended and Restated Credit Agreement (as the same has been, and may hereafter be, amended, restated and supplemented from time to time, the “Credit Agreement”) dated as of July 26, 2011, among Digital Generation, Inc. (f/k/a DG FastChannel, Inc.), a Delaware corporation (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and Issuing Bank (the “Administrative Agent”) and certain other parties thereto.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement and the other Loan Documents, and such parties are willing to so amend such provisions on the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.                Amendments to Section 1.01 of Credit Agreement.

(a)           The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Excluded Subsidiary” means (a) any Non-Guarantor Subsidiary, (b) any Foreign Subsidiary Holding Company and (c) any Domestic Subsidiary acquired by the Borrower or any Subsidiary through a Permitted Acquisition, if concurrently with such Permitted Acquisition, the Borrower notifies the Administrative Agent in writing that such Domestic Subsidiary shall be an Excluded Subsidiary.

“Foreign Subsidiary Holding Company” shall mean any Domestic Subsidiary if substantially all of such Domestic Subsidiary’s assets consist of shares or other securities in one or more Foreign Subsidiaries that are CFCs; provided that (i) the Borrower shall have notified the Administrative Agent in writing that any such Domestic Subsidiary is being designated as a Foreign Subsidiary Holding Company and (ii) the Administrative Agent shall have approved of such designation (such approval not to be unreasonably withheld or delayed).

“Guarantors” means, collectively, the Domestic Subsidiaries of the Borrower listed on Schedule 3.15 (other than any Foreign Subsidiary Holding Company) and each other Subsidiary of the Borrower (a) that is required to execute, and has executed and delivered, a Guaranty Agreement and the Security Agreement pursuant to Section 5.10(a), (b) that has executed and delivered any other documents required to be delivered pursuant to Section 5.10(a) and (c) 100% of the Equity Interests of which have been pledged pursuant to the Security Agreement.

“Permitted Corporate Basket Amount” means the difference between (a) (x) if the Consolidated Leverage Ratio of the Borrower as of the last day of the most recently ended Fiscal Quarter and/or Fiscal Year for which a Compliance Certificate has been delivered pursuant to Section 5.01(c) is less than or equal to 3.00:1.00, $25,000,000 and (y) if the Consolidated Leverage Ratio of the Borrower as of the last day of the most recently ended Fiscal Quarter and/or Fiscal Year for which a Compliance Certificate has been delivered pursuant to Section 5.01(c) is greater than 3.00:1.00, $7,500,000 and (b) the sum of (i) the aggregate amount of outstanding Investments made under Section 6.04(q) and (ii) the aggregate amount of Restricted Payments made under Section 6.08(a)(viii) during the term of this Agreement.

“Total Revolving Credit Commitment” means, at any time, the sum of the Revolving Credit Commitments of all Revolving Credit Lenders at such time.  The Total Revolving Credit Commitment shall be $50,000,000 on the First Amendment Effective Date.

(b)           The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the text “with respect to a Eurodollar Loan that is a Term Loan, 4.50%, and with respect to any ABR Loan that is a Term Loan, 3.50%” in its entirety and inserting the text “with respect to a Eurodollar Loan that is a Term Loan, 6.00%, and with respect to any ABR Loan that is a Term Loan, 5.00%” in lieu thereof and (ii) deleting the pricing table contained therein and replacing it in its entirety with the following pricing table:

Pricing Level	Consolidated Total Leverage Ratio	ABR Revolving Credit Loans	Eurodollar Revolving Credit Loans/Letter of Credit Fees	Commitment Fee Rate
Level I	> 3.25 to 1.00	4.00%	5.00%	0.50%
Level II	> 2.50 to 1.00 but < 3.25 to 1.00	3.75%	4.75%	0.50%
Level III	>1.75 to 1.00 but < 2.50 to 1.00	3.50%	4.50%	0.50%
Level IV	>1.25 to 1.00 but < 1.75 to 1.00	3.25%	4.25%	0.50%
Level V	< 1.25 to 1.00	3.00%	4.00%	0.50%

(c)           Clause (b)(i) of the definition of “Consolidated Fixed Charge Coverage Ratio” is hereby amended and restated in its entirety as follows:

“(i) the aggregate principal amount of all regularly scheduled and unscheduled principal payments (other than unscheduled payments (including, without limitation, prepayments pursuant to Section 2.10(c) and the $50,000,000 prepayment of Term Loans on the First Amendment Effective Date) made in respect of the Loans) or redemptions or similar acquisitions for value of debt for borrowed money of the Borrower and the Subsidiaries during such Measurement Period, plus”

(d)           The definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement is hereby amended to delete clauses (a)(i) and (a)(ii) thereof and replace them in their entirety as follows:

“(i)          is less than or equal to 3.00 to 1.00, (A) the sum of the following does not exceed $40,000,000: (1) the Purchase Price for the Acquisition in question plus (2) an amount equal to the total sum of all Purchase Prices paid for each other Acquisition (other than the Acquisition in question) from the First Amendment Effective Date and (B) such Consolidated Total Leverage Ratio is 0.25 lower than the then applicable Consolidated Leverage Ratio covenant level pursuant to Section 6.12(a); or

(ii)           is greater than 3.00 to 1.00, (A) the sum of the following does not exceed $15,000,000: (1) the Purchase Price for the Acquisition in question plus (2) an amount equal to the total sum of all Purchase Prices paid for each other Acquisition (other than the Acquisition in question) from the First Amendment Effective Date and (B) such Consolidated Total Leverage Ratio is 0.25 lower than the then applicable Consolidated Leverage Ratio covenant level pursuant to Section 6.12(a);”

(e)           Section 1.01 of the Credit Agreement is hereby amended to add the following definition in appropriate alphabetical order:

“First Amendment Effective Date” means March 11, 2013.

SECTION 2.                                                 Amendment to Section 2.09 of Credit Agreement.

(a)           Section 2.09(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b)         The Borrower shall repay to the Administrative Agent for the account of each Term Lender the aggregate outstanding principal amount of the Term Loans as follows:

(i)            on the last Business Day of the Fiscal Quarter ending March 31, 2013, the Borrower shall repay the principal amount of the Term Loans in an amount equal to 0.25% of the original aggregate principal amount thereof (which amount shall be increased from time to time pursuant to Section 2.19(g));

(ii)           on the last Business Day of each Fiscal Quarter thereafter, commencing with the last Business Day of the Fiscal Quarter ending June 30, 2013 through and including the last Business Day of the Fiscal Quarter ending December 31, 2013, the Borrower shall repay the principal amount of the Term Loans in an amount equal to 1.75% of the original aggregate principal amount thereof (which amount shall be increased from time to time pursuant to Section 2.19(g));

(iii)          on the last Business Day of each Fiscal Quarter thereafter, commencing with the last Business Day of the Fiscal Quarter ending March 31, 2014, the Borrower shall repay the principal amount of the Term Loans in an amount equal to 1.25% of the original aggregate principal amount thereof (which amount shall be increased from time to time pursuant to Section 2.19(g)); and

(iv)          on the Term Loan Maturity Date, the Borrower shall repay the aggregate principal amount of the Term Loans outstanding on such date.”

SECTION 3.  Amendments to Section 2.10 of Credit Agreement.

(a)           Section 2.10(a) of the Credit Agreement is hereby amended by (i) deleting the text “term loans or debt securities” in its entirety and inserting the text “term B loans” in lieu thereof and (ii) deleting the text “for any reason prior to one year after the Effective Date” in its entirety and inserting the text “for any reason after the First Amendment Effective Date and prior to the one year anniversary thereof” in lieu thereof.

(b)           Section 2.10(c) of the Credit Agreement is hereby amended by deleting clause (ii) thereof in its entirety and inserting the following clause (ii) in lieu thereof:

“(ii) the amount of such prepayment shall be (A) increased to 75% of Excess Cash Flow for any Fiscal Year, if the Consolidated Leverage Ratio as of the last day of such Fiscal Year is greater than 3.00 to 1.00 and (B) reduced to 25% of Excess Cash Flow for any Fiscal Year, if the Consolidated Leverage Ratio as of the last day of such Fiscal Year is less than or equal to 2.25 to 1.00, and”.

SECTION 4.                                                 Amendments to Article V of Credit Agreement.

(a)           Article V of the Credit Agreement is hereby amended to insert a new Section 5.14 therein reading in its entirety to read as follows:

“SECTION 5.14   Earnings Call.  The Borrower will hold quarterly conference calls for the Lenders and equity holders to discuss financial information for the previous quarter. The conference call shall be following the last day of each Fiscal Quarter of the Borrower and not later than ten Business Days following delivery of the financial statements required under Section 5.01(a) and Section 5.01(b).  No fewer than two days prior to the conference call, the Borrower will issue a press release announcing the time and date of such conference call and providing instructions for Lenders, prospective Lenders, equity holders, securities analysts and prospective investors to obtain access to such call.”

SECTION 5.  Amendments to Article VI of Credit Agreement.

(a)           Section 6.04(q) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(q)         additional Investments if, immediately after the making thereof, the aggregate amount of such Investments outstanding does not exceed the Permitted Corporate Basket Amount.”

(b)           Section 6.06 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 6.06   Capital Expenditures.  Make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding $30,000,000 in any Fiscal Year.”

(c)           Clause (viii) of Section 6.08(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(viii)      additional Restricted Payments if, immediately after the making thereof, (x) the Consolidated Leverage Ratio of the Borrower as of the last day of the most recently ended Fiscal Quarter and/or Fiscal Year for which a Compliance Certificate has been delivered pursuant to Section 5.01(c) is less than or equal to 3.00:1.00 and (y) the aggregate amount of such Restricted Payments made since the Effective Date does not exceed the Permitted Corporate Basket Amount.”

(d)           Section 6.12(a) of the Credit Agreement is hereby amended by deleting the table contained therein and replacing it in its entirety with the following table:

Period	Ratio
First Amendment Effective Date through June 29, 2014	4.00 to 1.00
June 30, 2014 through June 29, 2015	3.50 to 1.00
June 30, 2015 and thereafter	3.25 to 1.00

(e)           Section 6.12(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b)         Consolidated Fixed Charge Coverage Ratio.  The Borrower will not permit the Consolidated Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter to be less than (i) 1.05 to 1.00 for any Fiscal Quarter ending on or prior to June 29, 2014 and (ii) 1.10 to 1.00 for any Fiscal Quarter ending thereafter.”

SECTION 6.  Amendment to Section 9.01 of Credit Agreement.

(a)           Section 9.01(a) of the Credit Agreement is hereby amended by deleting the text “Omar Choucair” in clause (i) thereof in its entirety and inserting the text “Craig Holmes” in lieu thereof.

SECTION 7.  Amendment to Schedule 1.01(A) to Credit Agreement.

(a)           Schedule 1.01(A) of the Credit Agreement is hereby replaced in its entirety by Schedule 1.01(A) attached hereto.

SECTION 8.  Amendment to Loan Documents.

(a)           Each Loan Document is hereby amended by deleting the text “DG FastChannel, Inc.” in its entirety and inserting the text “Digital Generation, Inc.” in lieu thereof.

SECTION 9.  Representations and Warranties.

To induce the undersigned Lenders to enter into this Omnibus Amendment 1 (this “Amendment”), each Loan Party hereby represents and warrants that at the time of and immediately after the occurrence of the First Amendment Effective Date (as hereinafter defined):

(a)           the representations and warranties of such Loan Party contained in each Loan Document are true and correct in all material respects (except that such materiality qualifier shall not be applicable to a representation or warranty that already is qualified or modified by materiality in the text thereof) on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date;

(b)           no Default or Event of Default has occurred and is continuing;

(c)           this Amendment has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(d)           the execution and delivery by such Loan Party of this Amendment, and consummation of the transactions contemplated hereby, (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person (including members, partners, shareholders or any class of directors, whether interested or disinterested, of the Borrower or any other Person), except such as have been obtained or made and are in full force and effect, (ii) will not contravene the terms of the Organization Documents of such Loan Party or any of its Subsidiaries, (iii) will not violate any Requirement of Law applicable to such Loan Party or any of its Subsidiaries, (iv) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Loan Party or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment (other than with respect to Obligations under the Loan Documents) to be made by such Loan Party or any of its Subsidiaries, and (v) will not result in the creation or imposition of any Lien on any asset of such Loan Party or any of its Subsidiaries (other than the Liens created by the Loan Documents).

SECTION 10.                                          Effectiveness.

This Amendment shall become effective (the “First Amendment Effective Date”) when, and only when, the Administrative Agent shall have received the following:

(a)           counterparts of this Amendment duly executed and delivered by (i) the Borrower, (ii) the Guarantors and (iii) the Required Lenders;

(b)           payment of all fees required to be paid to the Administrative Agent and the Lenders, as applicable, on or prior to the First Amendment Effective Date including, without limitation, the fees described in that certain Fee Letter dated as of the date hereof between the Borrower and the Administrative Agent;

(c)           payment of costs and expenses as required under the Credit Agreement, including, without limitation, pursuant to Sections 2.11(c) and 9.03(a) of the Credit Agreement for which invoices have been presented on or before the First Amendment Effective Date;

(d)           for the ratable benefit of the Term Lenders, prepayment of the Term Loans in an amount equal to $50,000,000; and

(e)           such other certificates, documents and other instruments as the Administrative Agent may reasonably request, all in form and substance reasonably acceptable to the Administrative Agent.

The parties hereto hereby agree that the prepayment of Term Loans described in clause (d) above shall not constitute an optional prepayment of Term Loans or otherwise be deducted from Excess Cash Flow for purposes of calculating the prepayment described in Section 2.10(c) of the Credit Agreement.  The Administrative Agent and the undersigned Lenders hereby waive any notice required by Section 2.10(a) of the Credit Agreement with respect to such prepayment.

SECTION 11.                                          Effect of Amendment.

From and after the effectiveness of this Amendment, each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement or any other Loan Document shall refer to the Credit Agreement or such other Loan Document, as applicable, as amended by this Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders under the Credit Agreement or under any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 12.                                          Confirmation of Loan Documents.

The terms, provisions, conditions and covenants of the Credit Agreement and the other Loan Documents, as amended by this Amendment, remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not, except as expressly set forth in this Amendment, operate as a waiver of, consent to or amendment of any term, provision, condition or covenant thereof.  Without limiting the generality of the foregoing, nothing contained herein shall be deemed (a) to constitute a waiver of compliance or consent to noncompliance by any Loan Party or any of its Subsidiaries with respect to any term, provision, condition or covenant of the Credit Agreement or any other Loan Document; (b) to prejudice any right or remedy that the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document; or (c) to constitute a waiver of compliance or consent to noncompliance by such Loan Party or any of its Subsidiaries with respect to the terms, provisions, conditions and covenants of the Credit Agreement and the other Loan Documents made the subject hereof.  Each Loan Party represents and acknowledges that it has no claims, counterclaims, offsets, credits or defenses to the Loan Documents or the performance of its obligations thereunder.

SECTION 13.                                          Ratification of Guaranty and Security Agreement.

(a)           Each Guarantor hereby ratifies and confirms its obligations under the Guaranty Agreement.  Furthermore, each Guarantor agrees that nothing contained in this Amendment shall adversely affect any right or remedy of the Administrative Agent or the Lenders under the Guaranty Agreement.  Each Guarantor agrees that all references in the Guaranty Agreement to the “Guaranteed Obligations” shall include, without limitation, all of the obligations of the Borrower to the Administrative Agent and the Lenders under the Credit Agreement, as amended by this Amendment.  Finally, each Guarantor hereby represents and warrants that the execution and delivery of this Amendment and the other Loan Documents executed in connection herewith shall in no way change or modify its obligations as a guarantor, debtor, pledgor, assignor, obligor and/or grantor under the Guaranty Agreement and shall not constitute a waiver by the Administrative Agent or the Lenders of any of their rights against such Guarantor.

(b)           The Borrower hereby ratifies and confirms its pledge of, and grant of a security interest in, 100% of the Equity Interests of MediaMind Technologies Inc. pursuant to the Security Agreement.

SECTION 14.                                          Governing Law.

This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 15.                                          Counterparts.

This Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Amendment.  Delivery of this Amendment may be made by telecopy or electronic transmission of a duly executed counterpart copy hereof; provided that any such delivery by electronic transmission shall be effective only if transmitted in .pdf format, .tif format or other format in which the text is not readily modifiable by any recipient thereof.

SECTION 16.                                          Headings.

Section and subsection headings in this Amendment are for convenience of reference only, and are not part of, and are not to be taken into consideration in interpreting, this Amendment.

SECTION 17.                                          FINAL AGREEMENT.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND ANY SEPARATE LETTER AGREEMENTS WITH RESPECT TO FEES PAYABLE TO THE ADMINISTRATIVE AGENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

 [Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:

DIGITAL GENERATION, INC.
(f/k/a DG FASTCHANNEL, INC.)

By	/s/ Craig Holmes
Name: Craig Holmes
Title: Chief Financial Officer

GUARANTORS:

DG INTERNATIONAL HOLDING CORP.

By	/s/ Craig Holmes
Name: Craig Holmes
Title: Chief Financial Officer

MEDIAMIND TECHNOLOGIES INC.

By	/s/ Craig Holmes
Name: Craig Holmes
Title: Chief Financial Officer

Signature Page to Amendment No. 1

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Swingline Lender, Issuing Bank and a Lender

By:	/s/ Scott R. Maggard
Name: Scott R. Maggard
Title: Underwriter III

Signature Page to Amendment No. 1

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Eric R. Chandler
Name: Eric R. Chandler
Title: Vice President

Signature Page to Amendment No. 1

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Colleen McEvoy
Name: Colleen McEvoy
Title: Vice President

Signature Page to Amendment No. 1

FIFTH THIRD BANK, N.A.,
as a Lender

By:	/s/ Mitchell A. Early
Name: Mitchell A. Early
Title: AVP, Portfolio Manager

Signature Page to Amendment No. 1

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/ David W. Kee
Name: David W. Kee
Title: Managing Director

Signature Page to Amendment No. 1

BMO HARRIS FINANCING, INC.,
as a Lender

By:	/s/ Naghmeh Hashemifard
Name: Naghmeh Hashemifard
Title: Managing Director

Signature Page to Amendment No. 1

BANK LEUMI USA,
as a Lender

By:	/s/ Dr. Avram Keusch-827
Name: Dr. Avram Keusch-827
Title: First Vice President

By:	/s/ Gitan Sapir
Name: Gitan Sapir
Title: Senior Vice President

Signature Page to Amendment No. 1

Schedule 1.01(A)

REVOLVING CREDIT COMMITMENTS

LENDER	REVOLVING CREDIT COMMITMENT

JPMORGAN CHASE BANK, N.A	$13,125,000
BANK OF AMERICA, N.A.	$12,500,000
U.S. BANK NATIONAL ASSOCIATION	$8,333,333
FIFTH THIRD BANK	$8,333,333
SUMITOMO MITSUI BANKING CORPORATION	$4,166,667
BMO HARRIS FINANCING, INC.	$2,500,000
BANK LEUMI USA	$1,041,667

TOTAL:	$50,000,000